UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2020

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue, 9th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 825-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 20, 2020, Glassbridge Athlete LLC (the “Borrower”), a wholly owned subsidiary of Glassbridge Enterprises, Inc. (the “Corporation”) borrowed $16,000,000 from Orix PTP Holdings, LLC (“Orix”) pursuant to the terms of a Secured Promissory Note Agreement dated as of March 17, 2020 (the “Loan”). Interest on the Loan is payable via “PIK” (payment in kind) at the rate of 5%, and is payable on a quarterly basis and is capitalized. All accrued and unpaid interest, along with all unpaid principal, is due and payable on the date that is 18 months from the initial funding date. Orix owns 20.1% of Adara Enterprises Corp. (“Adara”), of which the Corporation owns the remaining 79.9%.

The Loan is secured by a lien on substantially all of the assets of the Borrower pursuant to a Security Agreement, as well as by a pledge of the Corporation’s equity interests in Borrower.

The proceeds of the Loan, along with an additional $1.8 million contributed by the Borrower, were used to fund the purchase of limited partnership interests by the Borrower in The Sports & Entertainment Fund, L.P. (the “Fund”). The Fund seeks to invest in entities that enter into revenue sharing agreements, or savings and investment agreements, or other transactions with professional athletes. Adara Asset Management LLC, a wholly-owned subsidiary of Adara, is the general partner and investment manager of the Fund.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2020

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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